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                                                                    EXHIBIT 99.1

         EXPANDED AND AMENDED THYMOSIN ALPHA 1 LICENSE, DISTRIBUTORSHIP
                              AND SUPPLY AGREEMENT

        This Expanded and Amended Thymosin Alpha 1 License, Distributorship and Supply Agreement (the "Agreement") is made and entered into effective as of March 3, 2000 (the "Effective Date"), by and between:

        (i) SCICLONE PHARMACEUTICALS INTERNATIONAL LTD. ("SPIL"), a Cayman Islands business entity which is a wholly-owned subsidiary of SciClone Pharmaceuticals, Inc. ("SCLN"), a California corporation; and

        (ii) SIGMA-TAU INDUSTRIE FARMACEUTICHE RIUNITE S.P.A. ("Sigma-Tau"), an Italian corporation having offices at viale Shakespeare 47, 00144 Rome, Italy.

                                    Recitals

        A. SPIL and/or its Affiliates develops, manufactures, distributes and sells the prescription pharmaceutical product, Thymosin Alpha 1, Injection, as further described in this Agreement.

        B. Sigma-Tau possesses significant scientific, business and marketing expertise and capabilities with respect to the research, development and commercialization of human injectable pharmaceutical products in the Territory, as further described in this Agreement.

        C. SPIL and Sigma-Tau desire to expand and amend their long-term cooperative Thymosin Alpha 1 License, Distributorship and Supply Agreement, dated as of April 12, 1999, for the development and marketing of Thymosin Alpha 1, Injection in Italy, Spain and Switzerland and this Agreement supersedes and replaces the April 12, 1999 agreement in its entirety.

        NOW, THEREFORE, in consideration of the mutual representations, covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SPIL and Sigma-Tau agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        The following terms, as used in this Agreement, shall have the meanings set forth in this Article:

              "AFFILIATE" means any person, firm or corporation which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party. "Control" means the legal or beneficial ownership of 50% or more of the voting or equity interests or the power or right to direct the management and affairs of the business (including acting as the general partner of a limited partnership).


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              "CONFIDENTIAL INFORMATION" shall mean any and all proprietary or confidential information of SPIL or its Affiliates, or Sigma-Tau, with respect to Licensed Product which may be exchanged between the parties at any time and from time to time during the term of this Agreement. Information shall not be considered confidential to the extent that it:

                     (a) is publicly disclosed through no fault of any party hereto, either before or after it becomes known to the receiving party; or

                     (b) was known to the receiving party prior to the date of this Agreement, which knowledge was acquired independently and not from the other party hereto (or such party's employees); or

                     (c) is subsequently disclosed to the receiving party in good faith by a third party who has not received it, directly or indirectly, from the disclosing party.

                     Nothing herein will prevent either party from disclosing all or part of the Confidential Information to any administrative or judicial authority if so ordered by such authorities in compliance with the applicable laws.

                     The parties agree that the terms and conditions of this Agreement shall be deemed to be Confidential Information.

              "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

              "EMEA" shall mean the European Agency for the Evaluation of Medicinal Products.

              "FIELD" shall mean all ethical pharmaceutical uses.

              "FORCE MAJEURE" shall mean an event that shall have prevented, restricted or interfered with the performance by a party of any of its obligations under this Agreement if such event occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty, accident or illness, war, revolution, civil commotion, acts of public enemies, blockage or embargo, any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such party, if the party affected shall have used its best efforts to avoid such condition; provided, however, that nothing herein shall obligate an affected party to settle a strike or other labor dispute against its will; and provided further, a party's lack of available financial resources shall not constitute a Force Majeure.

              "ICH GUIDELINES" shall mean the `Good Clinical Practice:
Consolidated Guideline' (ICH E6) adopted by the International Conference on Harmonization, 1 May 1996.



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              "IMPROVEMENTS" shall mean any and all improvements to or
enhancements of the SPIL Technology, whether or not patentable, including, without limitation, application or indication improvements and/or enhancements, new uses, indications, modifications, fragments, analogs and synthetic derivatives of Licensed Product, as well as combinations of Licensed Product and other active ingredients, and combinations of all of the foregoing, and any rights relating to the protection of trade secrets and any rights analogous thereto, appurtenant to any such improvements or enhancements, which are made or conceived by or on behalf of Sigma-Tau or its Affiliates or by SPIL or its Affiliates or acquired by SPIL or its Affiliates or Sigma-Tau or its Affiliates during the term of this Agreement.

              "INFLUENZA INDICATION" shall mean the use of Licensed Product in the Territory as an influenza vaccine adjuvant.

              "INVENTIONS" shall mean any and all patented or unpatented ideas, inventions or discoveries relating to the Licensed Product which are made, created, conceived or reduced to practice by or on behalf of Sigma-Tau or its Affiliates or by SPIL or its Affiliates or acquired by SPIL or its Affiliates during the term of this Agreement, and any and all patent, patent application and patent rights, and any substitutions, divisionals, continuations, continuations-in-part, renewals, reissues, confirmation of registrations, and extensions thereof which are appurtenant to such inventions or discoveries.

              "LICENSED PRODUCT(s)" shall mean finished Thymosin alpha 1 and all Improvements.

              "NET SALES" shall mean the gross receipt from the sale by Sigma-Tau or its Affiliates of the Licensed Product less any of the following items which Sigma-Tau or its Affiliates can verify have been actually paid or credited by Sigma-Tau or its Affiliates with respect to the sale of the Licensed
Product:

                     (a) shipping expenses, as actually paid to Sigma-Tau or its Affiliates by the customer and included in the gross sales price;

                     (b) discounts actually credited against the gross sales price;

                     (c) amounts actually repaid or credited by reason of rejection, defects or returns or because of retroactive price reductions; and

                     (d) sales and other excise taxes, use taxes, tariffs, export license fees and duties actually paid or allowed.

              "OTHER INDICATIONS" shall mean the use of Licensed Product for those certain other indications which may be mutually approved in writing in the future by both SPIL and Sigma-Tau for addition to this Agreement.

              "PATENT RIGHTS" shall mean those patents and patent applications listed on Exhibit A to this Agreement and any and all patents issuing thereon. The term "patents" as used in this Agreement shall include, without limitation, all substitutions, continuations, continuations-in-part (to the extent the invention described in the continuation-in-part application



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claims subject matter embraced by the original application), divisions, reissues and extensions filed in the Territory. Patent Rights shall also include those patent applications filed by SPIL or its Affiliates with respect to any Improvements.

              "SCICLONE ITALY" shall mean SciClone Pharmaceuticals Italy Srl.

              "SIGMA-TAU 2.0 MG HSA INFLUENZA AUTHORIZATION" shall mean the Italian Ministry of Health marketing authorization held by Sigma-Tau for Influenza using 2.0 mg HSA formulation of Licensed Product. (AIC#028640011)

              "SPECIFICATIONS" shall mean the specifications for the Licensed Product, which, subject to approval of the Ministry of Health in each country of the Territory, may be modified from time to time by SPIL at its sole option and discretion upon reasonable prior notice to Sigma-Tau. The Specifications in effect as of the Effective Date are attached as Exhibit B to this Agreement.

              "SPIL TECHNOLOGY" shall mean the Patent Rights, the Technical Information and the Improvements.

              "TECHNICAL INFORMATION" shall mean all of the non-patented know-how, technology, Confidential Information, data, registration dossiers, clinical data, and trade secrets belonging to SPIL or its Affiliates concerning the development and commercial exploitation of the Licensed Product.

              "TERRITORY" shall mean the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

              "THYMOSIN ALPHA 1" shall mean the ethical pharmaceutical product specifically described in the Specifications attached as Exhibit B to this Agreement.

              "TRADEMARK RIGHTS" shall mean those trademarks, trademark registrations and trademark applications listed on Exhibit C to this Agreement and any and all trademark registrations issuing thereon.


                                    ARTICLE 2

                                     LICENSE

              2.1 Grant of License. Subject to SPIL's reserved rights in Sections 2.3 and 2.4 and the terms and conditions of Section 4.14, SPIL hereby grants to Sigma-Tau (a) an exclusive license to develop, distribute and sell Licensed Product in the Field in the Territory, (b) an exclusive license to practice and use the SPIL Technology to research and develop ethical pharmaceutical products, including Improvements, in the Field in the Territory and (c) an exclusive license to manufacture Licensed Product in the Territory, solely pursuant to the terms and conditions of Section 4.14.



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              2.2 Sublicenses. The grant of the license set forth in Section 2.1 does include the right to sublicense to one (1) sublicensee in each country in the Territory, provided, however, that Sigma-Tau's right to sublicense pursuant to this Section 2.2 is subject to SPIL's prior written consent, on a country by country basis, which consent will not be unreasonably withheld or delayed; provided, further, however, that such consent shall not be required in the event Sigma-Tau elects to sublicense its rights hereunder to its Affiliates.

              2.3 No Manufacturing License. The grant of license set forth in
Section 2.1 does not include any manufacturing rights with respect to Licensed Product, except pursuant to the terms and conditions set forth in Section 4.14.

              2.4 Retained Rights. Notwithstanding Section 2.1, in Italy, SPIL and its Affiliates retain the license rights to develop, practice and use Licensed Product and the SPIL Technology, including the holding of a registration of Licensed Product , for all indications, with the Italian Ministry of Health, for the sole purpose of using Licensed Product and the SPIL Technology to support distribution and sales of Licensed Product from Italy to markets outside the Territory.

              2.5 Grant of License to Sigma-Tau's Data and Documents. Sigma-Tau hereby grants to SPIL and its Affiliates an exclusive, even as to Sigma-Tau, royalty-free, perpetual license, with the right to sublicense, to use outside the Territory (1) all data, including but not limited to, preclinical, clinical, CMC (chemistry, manufacturing, control), pharmacokinetic and pharmacological test and analytical data and (2) documents, including but not limited to registration dossiers, arising out of or resulting from the Hepatitis C Trial (as defined in Section 5.1 hereof) and Sigma-Tau's or its Affiliates' or sublicensees' performance under this Agreement. Sigma-Tau will make available to SPIL any and all such data and documentation it generates or acquires, in its original form, and whenever available together with an English translation thereof.

              2.6 Term of License. The term of the license granted to Sigma-Tau in Section 2.1 shall be for the term set forth in Section 10.1 herein.

              2.7 No Further Licenses. Sigma-Tau acknowledges and agrees that the scope of license granted hereunder is specifically and expressly defined in
Section 2.1, and no additional licenses are granted or implied hereunder.

              2.8 Proprietary Rights. All right, title and interest in and to, and ownership of, the SPIL Technology, Licensed Product, Inventions, Improvements and any other material provided by SPIL to Sigma-Tau shall remain at all times exclusively in SPIL, SCLN or SciClone Italy; and Sigma-Tau shall not acquire any right, title, or interest in any of the foregoing, except however for (i) the licenses set forth herein; and (ii) for the ownership of such quantities of finished product of the Licensed Product which Sigma-Tau purchases from SPIL from time to time pursuant to Article 4 hereof. To the extent Sigma-Tau may possess any intellectual property rights in any Improvement, such rights will be governed by Section 5.6 (c) and the other terms of this Agreement.



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              2.9 Sigma-Tau 2.0 Mg HSA Formulation Authorization. Except for the
rights set forth in the letter agreement dated February 26, 1998 between SCLN and Sigma-Tau (Attached as Exhibit D), the parties acknowledge that Sigma-Tau owns all right, title and interest in and to the Sigma-Tau 2.0 Mg HSA Influenza Authorization, and SPIL shall not acquire any right, title, or interest in the Sigma-Tau 2.0 Mg HSA Influenza Authorization by virtue of this Agreement.


                                    ARTICLE 3

                                    ROYALTIES

              3.1 Royalties. So long as Sigma-Tau pays at least [****] per vial for Licensed Product as specified in Section 4.5 hereof, Sigma-Tau shall not be obligated to pay any royalties under this Agreement. As to any Licensed Product which Sigma-Tau sells to a third party for which the [****] specified in Section
4.5 results in a price less than [****] per vial, then said deficit below [****] shall be paid either (i) as an additional purchase price pursuant to Section 4.5, or (ii) as a royalty pursuant to this Section 3.1. If paid as a royalty, such royalty shall be payable on at least a biannual basis within sixty (60) days following the end of the six (6) months covering sales on which the royalties were based.


                                    ARTICLE 4

                    SUPPLY OF PRODUCTS; PACKAGING; TRADEMARKS

              4.1 Exclusive Supplier. SPIL or its designees shall be the sole and exclusive source from which Sigma-Tau, its Affiliates and sublicensees shall purchase Licensed Product, regardless of its presentation or formulation. SPIL agrees to use its commercially reasonable efforts, based on its manufacturing contractors' facilities and capabilities, to supply Sigma-Tau's its Affiliates' and sublicensees' requirements for Licensed Product in the Territory.

              4.2 Purchase Orders. During the term of this Agreement, Sigma-Tau, its Affiliates and sublicensees shall purchase and SPIL or its designees shall supply such quantities of Licensed Product as are set forth on written purchase orders placed by Sigma-Tau, its Affiliates or sublicensees, as the case may be, and accepted by SPIL under this Agreement.

              4.3 Acceptance. Within fourteen (14) days of SPIL's receipt of a purchase order for Licensed Product from Sigma-Tau, its Affiliate or sublicensee, SPIL will advise Sigma-Tau its Affiliate or sublicensee, as the case may be, in writing of its acceptance or non-acceptance of said purchase order.

              4.4 Forecasts.

                     (a) Sigma-Tau shall furnish to SPIL on a quarterly basis, sixty (60) days before January 1, April 1, July 1 and October 1 of each year, a twelve (12) month rolling annual forecast which sets forth Sigma-Tau's good faith best estimate of all of the quantities of Licensed Product for which Sigma-Tau, its Affiliates and sublicensees expect to place purchase orders during each twelve (12)-month period. The forecast for the first quarter in each forecast

*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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shall be binding on Sigma-Tau, its Affiliate or sublicensee, as the case may be, and SPIL; the forecast for the second quarter in each forecast shall be binding on Sigma-Tau and SPIL plus or minus 50%; and the forecast for the third and fourth quarters in each forecast shall not be binding but shall be good faith best estimates.

                     (b) Within fifteen (15) days of SPIL's receipt of a Sigma-Tau annual forecast, SPIL will advise Sigma-Tau in writing of its acceptance or its determination that a mutually agreed adjustment of the forecast be negotiated between the Parties in good faith to reflect market demand in the Territory. Such negotiation shall occur as expediently as possible.

              4.5 Price. Subject to the provisions in Section 4.7 below, the purchase price for the finished vial of Licensed Product shall be the greater of:

                     (a) [****] per vial, for the 1.6 mg mannitol formulation;
or

                     (b) [****] at which Sigma-Tau or its Affiliates sell a particular vial of Licensed Product to buyers. Sigma-Tau shall provide to SPIL complete information and records as to its and its Affiliates sales of Licensed Product in the Territory, including public price.

              4.6 New Presentation or Formulation. If Sigma-Tau, its Affiliates or sublicensees sell Licensed Product in a presentation or formulation different from the 1.6 mg mannitol formulation, then the [****] shall still apply, and the [****] minimum price shall be adjusted and established by SPIL to be substantially equivalent and comparable in relation to the differences between the actual presentation or formulation and the assumed 1.6 mg mannitol formulation.

              4.7 Adjustment in Pricing. Notwithstanding the provisions in
Section 4.5 above, SPIL agrees to meet and negotiate in good faith with Sigma-Tau on a country by country basis, the pricing of a vial of Licensed Product, including the minimum price and an analysis of the movement between the Euro and the US dollar, at such time when the reimbursable price for the Licensed Product is established in that country in the Territory.

              4.8 Delivery Terms. The delivery of Licensed Product to be sold to Sigma-Tau, its Affiliates or sublicensees by SPIL shall be C.I.P. Sigma-Tau's warehouse in Pomezia, Italy, unless SPIL and Sigma-Tau agree otherwise in writing. The dates for delivery of purchase orders placed shall be set for each order as agreed upon by the parties.

              4.9 Payment Terms - Timing. All purchase orders provided by Sigma-Tau, its Affiliates or sublicensees to SPIL pursuant to this Agreement shall be paid for as follows:

                     (a) The purchase price shall be due and paid in cash within sixty (60) days after delivery of the Licensed Product so ordered.

                     (b) Any sums which are not paid when due shall bear a late payment charge equal to the prime rate +2% as published in the Wall Street Journal on the due date of the invoice per annum while the sum remains delinquent; and Sigma-Tau, its Affiliates or sublicensees, as the case may be, shall pay said late payment charge within ten days after a



*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.


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written demand is made upon Sigma-Tau, its Affiliates or sublicensees, as the case may be, for said payment.

              4.10 Specifications. The Licensed Product delivered to Sigma-Tau, its Affiliates or sublicensees pursuant to this Agreement shall be accompanied by a certificate of an appropriate employee of SPIL or SPIL's designated supplier of Licensed Product, certifying that the Licensed Product meets the Specifications for the Licensed Product.

              4.11 Trademarks. SPIL has rights to trademark registrations and applications for ZADAXIN for the Licensed Product in the Territory as indicated in Exhibit C and markets and sells the Licensed Product elsewhere under the ZADAXIN trademark. SPIL grants to Sigma-Tau an exclusive license to use the ZADAXIN trademark in the Territory for the Licensed Product, provided, however, that SPIL or its Affiliate, SciClone Italy, shall retain the right to use the ZADAXIN trademark in Italy for all uses, except sale and distribution of the Licensed Product in Italy as well as in the other countries in the Territory. The Trademark Rights which are licensed to Sigma-Tau pursuant to this Section
4.11 are as indicated in Exhibit C. The parties intend that Sigma-Tau, its Affiliates and sublicensees will market and sell the Licensed Product in the Territory under the ZADAXIN trademark. All Licensed Product which Sigma-Tau, its Affiliates and sublicensees market, distribute and/or sell in the Territory shall be marked with the trademark ZADAXIN, and no other trademark, excepting only as otherwise set forth herein. In the event that use of the ZADAXIN trademark is prohibited in any particular country in the Territory, after diligent efforts are pursued by SPIL and/or Sigma-Tau to obtain such approval, then and only then may Sigma-Tau, its Affiliates or sublicensees use a different trademark owned or controlled by Sigma-Tau on the Licensed Product in said country; and in that event, said different trademark shall be subject to the prior written approval of SPIL.

              4.12 Warning Labels; Packaging and Instructions; Warranties. SPIL shall provide Sigma-Tau, its Affiliates and sublicensees with samples of SPIL's warning labels, packaging and use instructions ("package insert") as to the use of the Licensed Product. Sigma-Tau shall have sole responsibility for translating any warning labels, packaging and use instructions as to the use of the Licensed Product into appropriate languages within the Territory. Except for this translation, and except for inserting Sigma-Tau's, its Affiliates' and sublicensees' name as the licensee or distributor of the Licensed Product, Sigma-Tau, its Affiliates and sublicensees may not alter the content of any such warning labels, packaging and instructions without SPIL's prior written consent. Sigma-Tau, its Affiliates and sublicensees may not make any warranties with respect to the Licensed Product in excess of any warranties which may be provided to Sigma-Tau, its Affiliates and sublicensees by SPIL. 4.13 Patent Marking. Sigma-Tau, its Affiliates and sublicensees shall mark any Licensed Product (or their containers or labels) with any notice of Patent Rights and/or Trademark Rights necessary or desirable under applicable laws to enable the Patent Rights and/or Trademark Rights to be enforced to their full extent in the Territory.

              4.14 Transfer of Manufacturing Rights to Sigma-Tau.

                     (a) Promptly after execution of this Agreement, Sigma-Tau will initiate registration of SPIL's US finished Thymosin alpha 1 product with the appropriate



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regulatory authorities in the Territory as an alternate source of Licensed
Product, to SPIL's European finished Thymosin alpha 1 product.

                     (b) SPIL shall be obligated to inform Sigma-Tau promptly if SPIL or its third party manufacturer (1) discontinues production of Licensed Product or (2) is unable to supply mutually agreed forecast amounts of Licensed Product for at least three (3) months.

                     (c) SPIL shall have sixty (60) days from the date Sigma-Tau receives SPIL's notice of an inability to supply, to remedy and supply any mutually agreed forecast amounts of Licensed Product.

                     (d) If SPIL cannot provide sufficient Licensed Product supply to meet the mutually agreed forecast amounts after the remedy period in
(c) above, Sigma-Tau will be given the right to assume or have a third party assume manufacture of Licensed Product under terms agreed to in good faith by SPIL, which agreement shall not be unreasonably withheld or delayed.

                     (e) In the event that SPIL can partially supply the mutually agreed forecast amounts of Licensed Product to Sigma-Tau, its Affiliates or sublicensees, it shall do so on a pro-rata basis, based on historical Licensed Product purchases made by Sigma-Tau, its Affiliates or sublicensees.


                                    ARTICLE 5

                        DEVELOPMENT AND CLINICAL TRIALS.

              5.1 Sigma-Tau's Obligations.

                     (a) Subject to (1) the availability of Licensed Product and the alpha interferon product, (2) the parties' mutual agreement on the clinical protocol, (3) regulatory authorization, if needed, to commence the clinical trial described below, and (4) other necessary authorizations and procedures customary and normal to the conduct of a clinical trial in the Territory in accordance with ICH Guidelines, Sigma-Tau shall use its reasonable best efforts to perform at least one (1) pivotal phase 3 clinical trial in the Territory either (i) in accordance with ICH Guidelines or (ii) in accordance with regulatory requirements of a rapporteur country, which country shall be mutually agreeable to SPIL and Sigma-Tau, and in each case involving the Licensed Product in combination with alpha interferon for the treatment of Hepatitis C (the "Hepatitis C Trial") with the primary objective of obtaining for the Licensed Product either (a) EMEA marketing approval in the Territory or (b) rapporteur country marketing approval followed by marketing approval in each country in the Territory, at the most satisfactory governmentally reimbursable price and in the fastest manner possible. Subject to the foregoing conditions, unless otherwise agreed by the parties in writing, Sigma-Tau agrees to the following development obligations with respect to the Hepatitis C Trial:

                        (i) to submit an application to the Principal Ethical Committee on or before June 30, 2000;



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                        (ii) to administer the first dose to the first patient
in the Hepatitis C Trial on or before September 30, 2000;

                        (iii) to administer the first dose to the last patient in the Hepatitis C Trial on or before July 1, 2001; and

                        (iv) to administer the last dose to the last patient in the Hepatitis C Trial on or before July 1, 2002.

The Hepatitis C Trial must be designed, implemented and monitored according to either ICH Guidelines or regulatory approval requirements of a mutually agreeable rapporteur country in the Territory. SPIL and Sigma-Tau shall agree in good faith on the contents and targets of the Hepatitis C Trial in the Territory. In furtherance of the Hepatitis C Trial, SPIL shall supply [****] to Sigma-Tau (i) the Licensed Product needed for the Hepatitis C Trial and (ii) the preclinical and clinical data on the Licensed Product in SPIL's possession which SPIL determines, based on ICH Guidelines, to be relevant to the Hepatitis C Trial.

                     (b) Upon execution of this Agreement, Sigma-Tau agrees to use reasonable best efforts to obtain and maintain marketing approval for the sale and distribution of Licensed Product in Switzerland;

                     (c) SCLN intends to perform a pivotal phase 3 clinical trial in the United States, which trial is planned to be comparable in size and scope to the Hepatitis C Trial (the "US Hepatitis C Trial"). Subject to the parties' mutual agreement on the clinical protocol of the US Hepatitis C Trial, Sigma-Tau agrees to reimburse SCLN for thirty-five percent (35%) of SCLN's or its designated Affiliate's costs and expenses associated with the US Hepatitis C Trial, provided, however, that Sigma-Tau shall not be required to reimburse SCLN or its designated Affiliate for the cost of alpha interferon or Thymosin alpha 1 required for the US Hepatitis C Trial, which clinical trial materials SCLN or SPIL shall supply or cause to be supplied. SPIL and its Affiliates and Sigma-Tau shall agree in good faith on the contents, targets, timing and relevant costs of the US Hepatitis C Trial. SPIL and its Affiliates shall keep Sigma-Tau informed of the progress of the US Hepatitis C Trial and shall provide Sigma-Tau with quarterly summary reports of the results of such trial. SPIL and its Affiliates shall give Sigma-Tau access to the clinical reports and patient histories concerning the US Hepatitis C Trial.

              5.2 Other Clinical Trials. Sigma-Tau may perform other clinical trials in the Territory with respect to the Licensed Product upon the mutual written agreement of Sigma-Tau and SPIL, which approval shall not be unreasonably withheld or delayed.

              5.3 Clinical Trials/Access to Information. Sigma-Tau shall keep SPIL informed of the progress of any clinical trials involving Licensed Product and shall provide SPIL with quarterly summary reports of the results of those trials. Sigma-Tau shall give SPIL access to the clinical reports and patient histories concerning those clinical trials upon request by SPIL. In case of a medical emergency involving any Licensed Product, or if required by any governmental authority to which SPIL is subject, SPIL shall have immediate access to all protocols, regulatory documentation, and promotional materials, prepared by or for Sigma-Tau, relating to the use or sale of Licensed Product.


*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.


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              5.4 Delivery of Product Information. During the term of this
Agreement, SPIL shall promptly deliver to Sigma-Tau for its use or use by its Affiliates or sublicensees in the Territory as provided in this Agreement all pre-clinical and clinical, toxicological, pharmacological and technical data and information relating to Licensed Product or Improvements in the Territory which may be generated by or otherwise come into the possession of SPIL (and which SPIL has the right to release to Sigma-Tau, its Affiliates or sublicensees); provided, however, that SPIL may first file any patent applications that may be available with respect to any Improvements to the extent that prior delivery to Sigma-Tau, its Affiliates or sublicensees of any such data and information would prejudice the filing of such patent application. Likewise, during the term of this Agreement, Sigma-Tau, its Affiliates or sublicensees shall promptly deliver to SPIL for SPIL's use worldwide, all pre-clinical and clinical, toxicological, pharmacological and technical data and information relating to Licensed Product and Improvements which may be generated by or otherwise come into possession of Sigma-Tau, its Affiliates or sublicensees. Sigma-Tau, its Affiliates and sublicensees shall allow SPIL personnel access for the purposes contemplated by this Agreement to the clinical reports and patient histories concerning clinical trials involving Licensed Product conducted by Sigma-Tau, its Affiliates or sublicensees.

              5.5 Publications. Sigma-Tau may publish the discoveries and findings of Sigma-Tau arising out of its research and development activities using the SPIL Technology in accordance with standard scientific practices and policies; provided, however, that if Sigma-Tau desires to submit to any journal, other publication, conference, symposium, or meeting any paper, abstract, manuscript, presentation materials or other writing with respect to such discoveries or findings, then Sigma-Tau shall provide to SPIL a copy of such publication at least sixty (60) days prior to the date on which Sigma-Tau intends to submit such publication. If SPIL does not inform Sigma-Tau in writing on or before the expiration of such sixty- (60) day period that the publication or presentation of the proposed publication must be delayed in order to obtain patent protection for the discoveries and findings contained therein, Sigma-Tau shall be free to publish or present such publication. If SPIL timely informs Sigma-Tau in writing that publication or presentation of such publication must be delayed, Sigma-Tau agrees not to publish or present such publication for such reasonable period as may be requested by SPIL in order to obtain patent protection for the discoveries and findings contained therein.

              5.6 Ownership of Inventions and Improvements.

                     (a) SPIL or its Affiliates shall be the sole owner of any Improvements or any other Inventions made by or on behalf of Sigma-Tau, its Affiliates or sublicensees or SPIL or its Affiliates arising out of the clinical trials referenced in this Article 5 or otherwise developed by Sigma-Tau, its Affiliates or sublicensees under this Agreement; provided, however, that in the event the law of any applicable jurisdiction provides that SPIL or its Affiliates may not be the sole owner, then SPIL and its Affiliates shall be granted a perpetual, royalty-free non-exclusive license to use for any purposes, outside the Territory as well as in Italy subject to Section 2.4, any such Improvements or Inventions. Sigma-Tau, its Affiliates and sublicensees hereby irrevocably assign all right, title and interest in and to any intellectual property rights in any Invention or Improvement arising under this Agreement, to SPIL or its designee. Sigma-Tau, its Affiliates and sublicensees agree to execute any documents which may be required in order to effect such an assignment.

                     (b) Sigma-Tau shall retain a perpetual, royalty-free exclusive license to use for any purposes, within the Territory, except in Italy, where such license shall be non-exclusive subject to Section 2.4, any such Improvements or Inventions made by or on behalf of Sigma-Tau or SPIL arising out of the clinical trials referenced in this Article 5 or otherwise developed by Sigma-Tau or SPIL under this Agreement, unless this Agreement is terminated pursuant to Section 10.3 (a) hereof.

                     (c) If SPIL or its Affiliates or other non-Sigma-Tau licensees or distributors market and sell Licensed Product in a country outside the Territory incorporating an Improvement or Invention for which Sigma-Tau would be deemed an inventor under the patent law of that country, then Sigma-Tau will be entitled to receive a royalty for sale of Licensed Product in that country. In the event said sales occur, at that time the appropriate royalty will be negotiated between Sigma Tau and SPIL or its designee in good faith and reflect normal and customary commercial practices. Paragraph 11.3 will apply if necessary and appropriate.

              5.7 Sigma-Tau and SPIL shall perform their respective obligations under this Article 5 using diligent efforts.


                                    ARTICLE 6

                   DEVELOPMENT, MARKETING AND SALE OF PRODUCTS

              6.1 (a) Development Plan. Within sixty (60) days after the Effective Date, Sigma-Tau shall deliver to SPIL a written outline of the activities that Sigma-Tau plans to undertake with respect to the development of the Licensed Product. The outline shall be updated on or before December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001
and at such other times as the parties may mutually agree.

                     (b) Marketing Plan. Within three (3) months before the expected date of launch of the Licensed Product in any country in the Territory, Sigma-Tau shall deliver to SPIL a written marketing plan detailing Sigma-Tau's, its Affiliates' and sublicensees' plans for marketing, distributing and selling the Licensed Product in each country in the Territory during the next twelve-
(12) month period ("Marketing Plan"). Thereafter, Sigma-Tau shall deliver written Marketing Plans to SPIL at six (6) and twelve (12) months after the initial launch date during the first year of this Agreement; and thereafter on a semi-annual basis. Each such Plan shall contain a detailed plan for the reasonable and diligent commercialization of the Licensed Product in each country in the Territory, including (1) a product pricing strategy; and (2) a marketing and sales strategy including anticipated pre- and post-launch sample needs for Licensed Product. The parties shall meet and confer on the Marketing Plan. SPIL will supply to Sigma-Tau a reasonable quantity of pre- and post-launch samples of Licensed Product at no cost to Sigma-Tau. Each such Marketing Plan shall also give a status report as to Sigma-Tau's success (or lack of success) in implementing the prior year's plans. Sigma-Tau, its Affiliates and sublicensees will actively market the Licensed Product in the Territory in accordance with the terms of the Marketing Plan.

              6.2 Best Efforts. Sigma-Tau, its Affiliates and sublicensees shall use its reasonable best efforts (i) to obtain and maintain necessary governmental approvals for the sale of the Licensed Product in the Territory, as promptly as is commercially feasible; (ii) thereafter to sell reasonable quantities of such Licensed Product in the Territory; and (iii) to stimulate and increase interest in the Licensed Product in the Territory.

              6.3 Product Complaints. If Sigma-Tau, its Affiliates or sublicensees becomes aware of any complaints or claims concerning the Licensed Product by consumers or others, Sigma-Tau shall advise SPIL not later than twenty-four (24) hours by telephone, confirmed in writing within three (3) business days.

              6.4 No Competition. Sigma-Tau, its Affiliates and sublicensees will not sell or distribute during the term of this Agreement any product which is the Licensed Product obtained from a third party not authorized under this Agreement, is an analog or derivative of the Licensed Product, or contains a fragment of the Licensed Product. At all times, this provision will be subject to applicable European Union anti-trust laws.

              6.5 Records.

                     (a) Sigma-Tau, its Affiliates and sublicensees will provide SPIL with sales reports on a quarterly basis which show (i) the number of units of each Licensed Product sold; and (ii) the payment received therefor. Such records shall be kept in sufficient detail to permit a determination of the royalties (if applicable) and other amounts due and payable hereunder by Sigma-Tau, its Affiliates and sublicensees, and payment made to or credits due Sigma-Tau, its Affiliates or sublicensees.

                     (b) Sigma-Tau, its Affiliates and sublicensees shall keep regular and accurate records of Licensed Product Inventory and distribution sufficient to track Licensed Product recalls, accountability of expiration dates, and adverse reactions. Sigma-Tau, its Affiliates and sublicensees agrees to maintain complete, clear and accurate records for the greater of (i) three
(3) years; or (ii) as required by applicable law.

                     (c) At the request of SPIL, Sigma-Tau, its Affiliates and sublicensees shall permit SPIL and/or an auditor or Certified Public Accountant appointed by SPIL to examine Sigma-Tau's, its Affiliates' and sublicensees' records related to the Licensed Product during business hours and with reasonable notice to Sigma-Tau, its Affiliates and sublicensees, as the case may be. Such audit shall be at the expense of SPIL and will not be performed more than once per calendar year. Any information received under this paragraph shall be deemed Confidential Information.


                                    ARTICLE 7

                      PRODUCT AUTHORIZATIONS/REGISTRATIONS

              7.1 Influenza Indication - Italy. SPIL will use its reasonable best efforts to support Sigma-Tau's application to the Italian Ministry of Health for the Licensed Product for the Influenza Indication by permitting Sigma-Tau to cross-reference the SciClone Italy Influenza Authorization and filing, subject to the provisions of Section 7.4.

              7.2 Hepatitis C. As soon as practicable following the successful conclusion of the Hepatitis C Trial and the U.S. Hepatitis C Trial, but in no event later than twelve (12) months following the completion of the observation period in the Hepatitis C Trial, Sigma-Tau will use its reasonable best efforts to prepare and file a marketing application with the EMEA, or alternatively with each country of the Territory, for use of Licensed Product to treat hepatitis C., under SPIL's trademark ZADAXIN, subject to the provisions of Sections 4.11 and 7.4.

              7.3 Other Indications. Sigma-Tau shall use reasonable best efforts to prepare and file marketing applications with the EMEA, or alternatively with as many countries within the Territory as possible, for Other Indications under SPIL's trademark ZADAXIN, subject to the provisions of Sections 4.11 and 7.4.

              7.4 Information to SPIL. Sigma-Tau will provide SPIL with copies of the marketing applications referenced in Sections 7.1 - 7.3 above thirty (30) days prior to their intended submission date. SPIL will approve or disapprove the content of such applications within fifteen (15) days after receipt thereof; and Sigma-Tau may not file the applications until receiving SPIL's written approval thereof which will not be unreasonably withheld. Sigma-Tau will also inform SPIL immediately of the approval of any such marketing applications. Any such marketing applications filed or other regulatory/governmental filings made by Sigma-Tau for Licensed Product may be freely accessed and used by SPIL and/or its Affiliates as necessary.

              7.5 Duty to Maintain Authorizations. Sigma-Tau, its Affiliates and sublicensees will use their reasonable best efforts to obtain and maintain the authorizations referenced in this Article 7.

              7.6 Registrations. Sigma-Tau, its Affiliates and sublicensees agree to register this Agreement and any related sublicense agreement with any foreign governmental agency within the Territory which requires such registration; and Sigma-Tau, its Affiliates and sublicensees shall pay all costs and fees in connection therewith.

              7.7 Sigma-Tau, its Affiliates and sublicensees and SPIL shall perform their respective obligations under this Article 7 using diligent efforts.


                                    ARTICLE 8

                                     PATENTS

              8.1 Prosecution and Maintenance. SPIL or SCLN shall have full control over and responsibility for filing, prosecution and maintenance of (a) the patent applications and patents contained in the Patent Rights and (b) any future patent applications and patents relating to the Licensed Product during the term of this Agreement.

              8.2 Infringement by Third Parties. In the event Sigma-Tau, its Affiliates or sublicensees or SPIL or its Affiliates becomes aware of any actual or threatened infringement of any Patent Rights within the Territory, that party shall promptly notify the other parties and the parties shall discuss the most appropriate action to take. All parties shall use their reasonable best efforts in cooperating with each other to terminate such infringement without litigation. Within one hundred twenty (120) days after the date of notification of infringement, if attempts to abate such infringement are unsuccessful, then Sigma-Tau or its Affiliates has the right, but not the obligation, to bring such action at its own expense, in which event SPIL shall cooperate with Sigma-Tau as reasonably requested. SPIL or its Affiliates may, on its own initiative, join in any suit brought by Sigma-Tau or its Affiliates under this Section 8.2. All recoveries, damages and awards in a suit brought by Sigma-Tau or its Affiliates and not joined by SPIL, after reimbursement of any litigation, shall be due to Sigma-Tau. In the event that SPIL joins in any suit brought by Sigma-Tau or its Affiliates under this
Section 8.2, all recoveries, damages and awards in such joint infringement action shall be shared equally by SPIL and Sigma-Tau. In the event that Sigma-Tau or its Affiliates elects not to institute or prosecute any suit to enjoin or recover damages from any infringer, then SPIL or its Affiliates alone may, in its sole discretion and at their expense, initiate and conduct an infringement action and keep any settlement or award which may be obtained. Sigma-Tau and SPIL agree that neither will settle any action commenced by it in a manner that is prejudicial to any Patent Rights without the other party's prior written approval.

              8.3 Challenge to Patent Rights. In the event a Licensed Product becomes the subject of a claim for a patent or other proprietary right infringement in the Territory by virtue of the incorporation of the SPIL Technology therein, the parties shall promptly give notice to the other and meet to consider the claim and the appropriate course of action. Sigma-Tau or its Affiliates shall have the right to conduct the defense of any such suit brought against Sigma-Tau or its Affiliates at their own cost, and shall have the sole right and authority to settle any such suit, provided that SPIL shall cooperate with Sigma-Tau or its Affiliates in connection with the defense of such claim. If brought against SPIL or its Affiliate and Sigma-Tau and its Affiliates, then SPIL shall have the right to join in the defense of such suit and the parties will jointly have the right to conduct the defense of such suit and to settle such suit, and each party shall bear its own respective costs.


                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

              9.1 SPIL. SPIL represents and warrants:

                     (a) SPIL is a corporation validly formed and existing under the laws of Cayman Islands;

                     (b) SPIL or its Affiliates have the right to grant to Sigma-Tau the license rights which SPIL is granting to Sigma-Tau pursuant to the terms of this Agreement. SPIL further represents and warrants that SPIL's Affiliates will not challenge the validity of the license rights granted to Sigma-Tau pursuant to the terms hereof. The parties acknowledge that such representation shall be at all times subject to and qualified by any applicable law, rule, regulation, ordinance, determination or requirement in connection with the rights reserved to the Government of the United States of America thereunder;

                     (c) The execution, delivery and performance of this Agreement have been duly and effectively authorized by all necessary corporate or other actions, that those actions do not violate, conflict with, or result in the breach of any provision of its Articles of

Incorporation, bylaws or any comparable documents, or of any agreement to which it is a party; and

                     (d) This Agreement is binding on and enforceable against SPIL in accordance with its terms.

              9.2 Warranty Disclaimer. Nothing in this Agreement may be construed as:

                     (a) A warranty or representation by SPIL as to the validity or scope of any Patent Rights or Trademark Rights; provided, however, that, to the best of SPIL's knowledge, the Patent Rights and Trademark Rights are valid;

                     (b) A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights and other rights of third parties;

                     (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Section 8.2; and

                     (d) A grant by implication, estoppel, or otherwise of any licenses under patent application or patents of SPIL or other persons except as provided in Section 2.1 hereof.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SPIL MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

              9.3 Sigma-Tau. Sigma-Tau represents and warrants:

                     (a) It is a corporation validly formed and existing under the laws of Italy;

                     (b) There are no prior or contemporaneous assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral, express or implied, to which it is a party, that are inconsistent with this Agreement;

                     (c) The execution, delivery and performance of this Agreement have been duly and effectively authorized by all necessary corporate or other actions, that those actions do not violate, conflict with, or result in the breach of any provision of its Articles of Incorporation, bylaws or any comparable documents, or of any agreement to which it is a party; and

                     (d) This Agreement is binding on and enforceable against Sigma-Tau in accordance with its terms.

                                   ARTICLE 10

                              TERM AND TERMINATION.

              10.1 Term. This Agreement shall become effective as of the Effective Date, and unless earlier terminated under this Article, this Agreement shall end on the date that is the later of (i) the expiration of the last to expire of any granted patent included in the Patent Rights in the Territory, which patent is relevant to any Licensed Product then on the market, or twelve
(12) years from the Effective Date. This Agreement may be renewed for additional terms of two (2) years upon mutual written agreement of the parties.

              10.2 Termination for Default. This Agreement may be terminated by a non-defaulting party, if the other party substantially fails to perform or otherwise materially breaches any of the material terms, covenants or provisions of this Agreement. The non-defaulting party shall give written notice of intent to terminate to the breaching party stating the grounds therefor. The party receiving the notice shall have sixty (60) days thereafter to correct such breach. If such breach is not corrected within said sixty (60) day period, then this Agreement shall automatically terminate.

              10.3 Effect of Termination.

                     (a) Upon termination of this Agreement by SPIL under
Section 10.2:

                        (i) Neither party shall thereby be discharged from any liability or obligation to the other party which became due or payable prior to the effective date of such expiration or termination; and

                        (ii) Those Sections of this Agreement which by their nature extend beyond termination, including but not limited to the confidentiality obligations of Section 11.1, the arbitration obligations of
Section 11.3, and the indemnification obligations of Section 11.4, shall continue; and

                        (iii) Sigma-Tau shall discontinue the use, marketing and sale of Licensed Product and shall discontinue any use of the SPIL Technology and the license granted to Sigma-Tau in Section 5.6(b) shall revert to SPIL.

                        (iv) All rights transferred to Sigma-Tau hereunder shall revert to SPIL, and Sigma-Tau agrees to execute all instruments necessary and desirable to revest said rights in SPIL. Sigma-Tau, its Affiliates and sublicensees shall transfer all governmental filings or approvals regarding the Licensed Product in the Territory, including, without limitation, regulatory filings, marketing applications, clinical trial approvals, marketing authorizations and trademark applications or registrations for the Licensed Product to SPIL or its designee.

                        (v) Any royalty to Sigma-Tau that arises from Section 5.6(c) prior to the date of termination under Section 10.3 (a) will continue to apply after the termination of this Agreement under Section 10.3 (a), for so long as the relevant patent for the Invention or Improvement referred to in
Section 5.6 (c) is in force.

                     (b) Upon termination of this Agreement by Sigma-Tau pursuant to Section 10.2:

                        (i) Neither party shall thereby be discharged from any liability or obligation to the other party which became due or payable prior to the effective date of such expiration or termination; and

                        (ii) Those Sections of this Agreement which by their nature extend beyond termination, including but not limited to the confidentiality obligations of Section 11.1, the arbitration obligations of
Section 11.3, and the indemnification obligations of Section 11.4 shall continue; and

                        (iii) Any royalty to Sigma-Tau that arises from Section 5.6(c) prior to the date of termination under Section 10.3(b) will continue to apply after the termination of this Agreement under Section 10.3 (b), for so long as the relevant patent for the Invention or Improvement referred to in
Section 5.6(c) is in force.

                     (c) Upon the expiration of the term of this Agreement or any renewal thereof under Section 10.1,

                        (i) Neither party shall thereby be discharged from any liability or obligation to the other party which became due or payable prior to the effective date of such expiration or termination; and

                        (ii) Those Sections of this Agreement which by their nature extend beyond termination, including but not limited to the confidentiality obligations of Section 11.1, the arbitration obligations of
Section 11.3, and the indemnification obligations of Section 11.4, shall continue.

                        (iii) Any royalty to Sigma-Tau that arises from Section 5.6(c) prior to the date of expiration of this Agreement under Section 10.1 will continue to apply after the expiration of this Agreement under Section 10.1, for so long as the relevant patent for the Invention or Improvement referred to in
Section 5.6 (c) is in force.

                     (d) Upon either termination of this Agreement by Sigma-Tau pursuant to Section 10.2 or expiration of the terms of this Agreement or any renewal thereof under Section 10.1,

                        (i) Sigma-Tau shall continue to be entitled to use the Trademark Rights, free of charge, in connection with Licensed Products or the Thymosin Alpha 1, purchased from SPIL or its designee. The terms for any such supply shall be contained in a further agreement.

                        (ii) If Sigma-Tau wishes to continue to use the Trademark Rights in connection with the Licensed Products or Thymosin Alpha 1 which has not been purchased from SPIL or its designee, Sigma-Tau shall be entitled to do so subject to the payment of a royalty to SPIL for the use of the Trademark Rights. Said royalty shall be equal to the following percentage of Sigma-Tau's Net Sales of Licensed Products sold in the Territory under the Trademark Rights;

                                      (1) [****] for the first twenty
four (24) month period from the termination or expiration of this Agreement;

                                      (2) [****] for the second twenty
four (24) month period from the termination or expiration of this Agreement; and

                                      (3) [****] thereafter.


                                   ARTICLE 11

                               GENERAL PROVISIONS

              11.1 Confidential Information. The parties agree that a party receiving Confidential Information of the other party will maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information, but in any event the party shall (i) not disclose such Confidential Information to any third party without prior written consent of the other party and (ii) not use such Confidential Information for any purpose except those permitted by this Agreement. Notwithstanding the foregoing, either party may provide or disclose Confidential Information provided by the other party (i) to the extent that disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable laws or government regulations or marketing Licensed Product, or (ii) expressly contemplated by the terms of this Agreement.

              11.2 Return of Documents. In the event that this Agreement should terminate due to a material breach, all materials and documents which have been exchanged between the parties shall be returned promptly to the provider, or accounted for in the case of material consumed or provided to a third party.

              11.3 Arbitration. If a dispute arises between the parties relating to the interpretation or performance of this Agreement, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing the arbitration provided for in this Section. Such meeting shall be held in London. If the parties cannot resolve the disputed matter within sixty (60) days of commencing such discussions, then each party agrees to settle the dispute before the London Court of Arbitration in accordance with the rules set forth by that Court. The arbitration board will be formed in London, and both parties agree to the jurisdiction of London for such arbitration. The proceedings will be held in the English language. The arbitrator(s) shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement, and shall be selected pursuant to the rules of the London Court of Arbitration. Responsibility for the costs of the arbitration shall be determined by the arbitrator. The arbitrators shall make their decisions in accordance with applicable law and the factual evidence presented. The decision of the arbitrators shall be final and binding upon the parties and may be sued upon or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The arbitrators will be instructed to prepare and deliver a




*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

written, reasoned opinion conferring their decision. Notice of such arbitration may be served by registered mail and such will constitute good and sufficient personal service of process for such arbitration. The rights and obligations set forth in this Section 11.3 shall survive the expiration or termination of this Agreement.

              11.4 Indemnification and Insurance.

                     (a) Indemnification by SPIL. SPIL shall be liable to Sigma-Tau for any loss or damage due to illness, injury or death related to the Licensed Product to the extent that such loss or damage results from or is caused by the negligence of SPIL in its performance under this Agreement. SPIL shall defend, indemnify and hold Sigma-Tau and its agents, employees, officers, directors and Affiliates harmless from all suits, claims, liabilities, losses, expenses and damages (including court costs and reasonable attorneys' fees and expenses) of any kind or character arising from such loss or damage.

                     (b) Indemnification by Sigma-Tau. Sigma-Tau shall be liable
(i) for any loss or damage due to personal injury, illness or death relating to the Licensed Product to the extent that it results from a cause or causes occurring subsequent to the delivery of any Licensed Product by SPIL to Sigma-Tau hereunder and is caused by the negligence of Sigma-Tau or its employees in the storage, transportation, use, handling or labeling of such Licensed Product or the failure of Sigma-Tau or its employees to comply with the recommendations provided by SPIL in respect of the storage, transportation, use and handling of such Licensed Product; and (ii) for any product liability associated with a Licensed Product sold to Sigma-Tau by SPIL (other than any liability for which SPIL has agreed to indemnify Sigma-Tau pursuant to Subsection 11.4(a) above). Sigma-Tau shall defend, indemnify and hold SPIL and its agents, employees, officers, directors and Affiliates harmless from all suits, claims, liabilities, losses, expenses and damages (including court costs and reasonable attorneys' fees and expenses) of any kind or character arising from such liability, loss or damage.

                     (c) Product Liability Insurance. Not later than the date of first use of a Licensed Product in humans in any country in the Territory, each party hereto shall obtain and maintain during the term of this Agreement product liability insurance in the amount of Five Million United States Dollars (US $5,000,000) or the Euro equivalent, issued by a reputable insurance company reasonably acceptable to the other party, insuring each such party's respective liability and indemnification obligations set forth in Subsections 11.4(a) and
(b) above, respectively. Each such insurance policy shall name the other party as an additional insured party, shall provide for sixty (60) days written notice to such additional named insured party prior to any cancellation of, or any material change in, coverage, and shall provide that in the event of proposed cancellation for nonpayment of premium, such additional named insured party shall have the right to continue coverage by payment of the required premium. Each party shall provide to the other party a certificate of insurance issued by the relevant insurance company verifying the issuance of an insurance policy complying with the provisions of this Subsection 11.4 (c).

                     (d) Agreement to Cooperate. In all actions, claims and proceedings of the kind described in Subsections 11.4(a) and (b) above, each of the parties will at its own cost render to the other party all assistance, furnish all documents and cooperate to the fullest extent of its capacity, including but not limited to the assistance of, and the right to consult with, such party's technical and scientific personnel and attorneys.

                     (e) Indemnification for Breach of Representations and Warranties. SPIL shall defend, indemnify and hold harmless Sigma-Tau and its agents, employees, officers, directors and Affiliates from and against any and all losses or damages caused by a breach of any of the warranties and representations set forth in Section 9.1 hereof. Sigma-Tau shall defend, indemnify and hold harmless SPIL and its agents, employees, officers, directors and Affiliates from and against any and all losses or damages caused by a breach of any of the warranties and representations set forth in Section 9.3 hereof.

              11.5 Assignability. This Agreement shall be binding upon and shall inure to the benefits of the parties and their permitted successors and assigns, but shall not be transferable or assignable by Sigma-Tau without the prior written consent of SPIL, which consent may be withheld at the discretion of SPIL, except that such consent shall not be unreasonably withheld in the case of transfer or assignment by Sigma-Tau to an Affiliate.

              11.6 Currency. All payments under this Agreement shall be made in United States dollars or in such other currency including the Euro, as the parties may mutually agree.

              11.7 Severability. If, and insofar as, any part or provision of this Agreement is or becomes void or unenforceable, it shall be deemed not to be a part of this Agreement, and the remaining provisions of this Agreement shall continue in full force and effect. The parties shall meet to discuss the void and unenforceable provisions and shall substitute therefor lawful and enforceable provisions which so far as possible result in the same economic effect.

              11.8 Notices. Any notice or communication required to be given hereunder shall be deemed to have been duly given (1) upon actual delivery if delivered by personal service at the address first written above, or such other address as a party shall have notified the other party in writing as its address for service, or (2) upon actual receipt, or twenty-four (24) hours after being sent, whichever is earlier, of facsimile transmission if sent to the facsimile number indicated below, or such other facsimile number as a party shall have notified the other party in writing as its number for service:

              All notices to Sigma-Tau shall be communicated to:

                      Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. Via Pontina Km, 30,400
                      00040 Pomezia Rome
                      Italy
                      Attention: Vice President
                      Telefax:  011-39-06-91393980
                      Phone: 011-39-06-91394229

              With a copy to:

                      Sigma-Tau Industrie Farmaceutiche Riunite S.p.A. Legal Department
                      Via Pontina Km, 30,400
                      00040 Pomezia Rome
                      Italy
                      Telefax:  011-39-06-91394235
                      Phone: 011-39-06-91393971

              All notices to SPIL shall be communicated to:

                      SciClone Pharmaceuticals International Ltd.
                      c/o SciClone Pharmaceuticals, Inc.
                      901 Mariner's Island Blvd.
                      San Mateo, CA 94404
                      USA
                      Attention:  Donald R. Sellers, Managing Director
                      Telefax: (650) 358-3469
                      Phone: (650) 358-3456

              with a copy to:

                      Gray Cary Ware & Freidenrich
                      4365 Executive Dr., Ste. 1600
                      San Diego, CA 92121
                      USA
                      Attention:  T. Knox Bell, Esq.
                      Telefax: (858) 677-1477
                      Phone: (858) 677-1426

              11.9 Waiver. Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof. Any waiver must be in writing.

              11.10 Further Actions. Each party hereto agrees to execute such further papers or agreements as may be necessary to effect the purpose of this Agreement and carry out its provisions.

              11.11 Entire Agreement. This Agreement constitutes and contains the entire Agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof with the following exception. For avoidance of doubt, the parties acknowledge and agree that this Agreement does not supersede the February 26, 1998 letter agreement between SCLN and Sigma-Tau.

              11.12 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting the provisions of this Agreement.

              11.13 Interpreting Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, U.S.A., without giving effect to choice of law principles.

              11.14 Publicity and Use of Name. Neither party shall make reference to the specific terms of this Agreement in any press release or other public statement without prior consultation and approval of the other party, which may be oral, except for such disclosures as may be required by applicable law; provided, that the party making such press release or public statement, to the extent possible, shall provide the other party with advance notice and shall consult with that party regarding such press release or public statement, and, in any event, shall provide the other party with simultaneous notice of any such press release or public statement.

              11.15 Force Majeure. Except where otherwise expressly provided in this Agreement, neither party shall be considered in default in the performance of its representations, warranties or obligations hereunder if the accuracy or performance is prevented, restricted or interfered with because of any event of Force Majeure. The party so affected shall give notice promptly to the other party in writing of the event of Force Majeure, and, thereupon, the affected party shall be excused from those of its obligations hereunder which it is unable to perform because of that event of Force Majeure for as long as that event of Force Majeure shall remain in force plus a period of thirty (30) days.

              11.16 Counterparts. This Agreement may be signed in multiple counterparts. Signatures may be transmitted by facsimile telecopier.

              11.17 NO CONSEQUENTIAL DAMAGES. NEITHER SIGMA-TAU OR ITS AFFILIATES NOR SPIL OR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR TERMINATION OF THIS AGREEMENT, WHETHER FOR BREACH OR WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED TO BE STATUTORY, IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), AND IRRESPECTIVE OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

              11.18 Independence of Parties. SPIL and Sigma-Tau are independent contractors and neither party is the legal representative, agent, joint venturer, partner, or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever, except as expressly agreed to herein.

              11.19 Attorney's Fees. In the event of a dispute between the parties hereto or in the event of any default or arbitration or other legal action hereunder, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and other costs incurred in connection therewith.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above.


SCICLONE PHARMACEUTICALS                    SIGMA-TAU INDUSTRIE
INTERNATIONAL LTD.                          FARMACEUTICHE RIUNITE, S.P.A.

By:                                         By:
   ---------------------------------           ---------------------------------
   Alfred R. Rudolph, M.D.

Title:  Director                               Title: Vice-President and
                                                      Chief Operating Officer

                                    EXHIBIT A

                    Licensed Patent Applications and Patents

                                     Austria

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Belgium

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Denmark

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Finland

[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     France

[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Germany


[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Greece

[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Ireland

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                      Italy

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                   Luxembourg

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                   Netherlands

[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Norway

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                    Portugal

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                      Spain

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                     Sweden

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                   Switzerland

[****]






















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                    Licensed Patent Applications and Patents

                                 United Kingdom

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                         FINISHED PRODUCT SPECIFICATIONS

--------------------------------------------------------------------------------
CODE NO.:  [****]               REVISION: [****]                  1.
--------------------------------------------------------------------------------
MATERIAL NAME:  ZADAXIN(R) (THYMOSIN ALPHA 1), INJECTION
--------------------------------------------------------------------------------
EFFECTIVE DATE:                                     SUPERSEDES:  [****]
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
        TEST               METHOD                       SPECIFICATION
----------------------------------------------------------------------------------------
Identity by HPLC           [****]                           [****]
----------------------------------------------------------------------------------------
Potency by HPLC            [****]                           [****]
----------------------------------------------------------------------------------------
Related Substances         [****]                           [****]
by HPLC
----------------------------------------------------------------------------------------
Moisture Content           [****]                           [****]
----------------------------------------------------------------------------------------
Pyrogen                    [****]                           [****]
----------------------------------------------------------------------------------------
Sterility                  [****]                           [****]
----------------------------------------------------------------------------------------
pH                         [****]                           [****]
----------------------------------------------------------------------------------------
Uniformity of Dosage       [****]                           [****]
----------------------------------------------------------------------------------------
Appearance                 [****]                           [****]
----------------------------------------------------------------------------------------
Appearance on              [****]                           [****]
Reconstitution
----------------------------------------------------------------------------------------

                                    APPROVALS


------------------------------------------------------       -------------------
                REGULATORY AFFAIRS                                  DATE


------------------------------------------------------       -------------------
                    CLINICAL                                        DATE


------------------------------------------------------       -------------------
                  MANUFACTURING                                     DATE


------------------------------------------------------       -------------------
                QUALITY ASSURANCE                                   DATE


------------------------------------------------------       -------------------
                   OPERATIONS                                       DATE



*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                               Licensed Trademarks

[****]





















*Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

          [SIGMA-TAU INDUSTRIE FARMACEUTICHE RIUNITE S.P.A. LETTERHEAD]

February 26, 1998


SciClone Pharmaceuticals Inc.
901 Mariner's Island Blvd.
San Mateo
California 94404
USA

Dear Sirs,

RE:     THYMOSIN ALPHA 1

This letter is a follow-up of the discussions held between you ("SciClone") and us ("Sigma-Tau") regarding the product Thymosin Alpha 1 (hereinafter "Product").

Sigma-Tau is the holder of a health registration (so called "Autorizzazione all'Immissione in Commercio") of the Product in Italy. Such health registration has been obtained by Sigma-Tau through grant of rights from Sclavo SpA. SciClone is now under negotiations with Sclavo SpA for the acquisition of the rights relating to Product in Italy.

Sigma-Tau requires further information regarding the Product in order to renew such health registration with the Italian Ministry of Health in Italy.

Following execution of this letter, SciClone shall, in good faith, attempt to have Sclavo SpA disclose to Sigma-Tau all information necessary and sufficient to renew and maintain the health registration of the Product (hereinafter "Information") in Italy.

The Information shall be used by Sigma-Tau solely for the purpose of filing it with the Italian Ministry of Health in order to renew and maintain the health registration of the Product in the name of Sigma-Tau and for no other purpose whatsoever. Further, Sigma-Tau undertakes not to use the health registration so renewed for any purpose until an agreement between Sigma-Tau and SciClone for the distribution in Italy of the Product has been executed, provided that SciClone acquires the rights on the Product in Italy.

Save for disclosure to the Italian Ministry of Health as provided for in this letter, Sigma-Tau shall ensure that the Information is not disclosed to any third party without the prior written consent of SciClone for a period of ten
(10) years from receiving of such Information, unless such provision is superseded by further agreements executed between the parties hereof. This undertaking shall not apply to any part of the Information which:

(a) become generally available to the public other than as a result of disclosure by Sigma-Tau or any party to whom Sigma-Tau has disclosed such Information to; or

(b) Sigma-Tau can demonstrate was in its possession at the time of disclosure to it by SciClone and which Sigma-Tau lawfully acquired other than from SciClone or anyone acting on its behalf; or

(c) was lawfully acquired on a non-confidential basis from others who are not prohibited from disclosing such Information by an obligation to SciClone; or

(d)  was disclosed with the prior approval of SciClone.

Notwithstanding anything in this letter to the contrary, it does not in any way constitute an obligation or undertaking by Sigma-Tau or by SciClone to enter into any agreement relating to the distribution in Italy of the Product or otherwise.

If the foregoing is acceptable to you, will you please sign the attached copy of this letter and return said signed copy to us.

Yours faithfully,



Sigma-Tau Industrie Farmaceutiche Riunite SpA

                                                SciClone Pharmaceuticals, Inc.